Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1                                                                                   Press Release

For Immediate Release

Numerex Reports Second Quarter 2012 Financial Results

116,000 M2M subscriptions added during Q2 increases base 29% year-over-year to 1.64 Million
Comparative GAAP net earnings improved 105% in Q2, 79% year-to-date

ATLANTA, GA July 31, 2012—Numerex Corp (NASDAQ:NMRX), a leading provider of on-demand and interactive machine-to-machine (M2M) technology and solutions, announced the addition of 116,000 net subscriptions in the three month period ended June 30, 2012 and 199,000 net subscriptions in the six month period ended June 30, 2012, bringing its cumulative base to 1,637,000 subscriptions, representing 29 percent year-over-year growth. The Company recorded GAAP net earnings of $698,000 for the three month period ended June 30, 2012, reflecting growth of 105 percent over the same period in 2011 and recorded $1,018,000 in GAAP net earnings for the six month period ended June 30, 2012, representing growth of 79 percent over the same period last year. Additional financial highlights and results are detailed below.

“The Company’s record number of subscriptions posted in the second quarter and for the first half of the year is the result of an across-the-board increase in demand for our interactive and on-demand services and solutions,” stated Stratton Nicolaides, chairperson and CEO of Numerex. “We have added several new customers this year who have introduced new innovative M2M solutions during the first half of the year, contributing significantly to our subscription base. In addition, our existing customer base continues to add subscriptions at a robust pace. Our on-demand subscription-based model is highly scalable and is expected to drive improved financial results over the balance of the year as we continue to deliver on-demand and interactive device management, network, and application services from our fully integrated and hosted M2M platform.”

Financial metrics for the second quarter of 2012 include:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Recurring revenue and support ($ millions)	10.7	9.4	20.8	18.4
Embedded device and hardware revenue ($ millions)	5.7	5.0	10.1	9.7
Gross margin	44.3%	43.8%	45.4%	44.0%
Non-GAAP earnings ($ millions)	1.8	1.3	3.4	2.5
Non-GAAP earnings per fully diluted share (EPS) ($)	0.11	0.08	0.21	0.16
GAAP earnings ($ millions)	0.7	0.3	1.0	0.6
GAAP earnings per fully diluted share (EPS) ($)	0.04	0.02	0.06	0.04
New subscriptions (units)	116,000	42,000	199,000	95,000
Total subscriptions (units)	1,637,000	1,266,000	1,637,000	1,266,000

Mr. Nicolaides noted, “We will continue to focus our resources on enhancing our value proposition through additional investment in engineering and development and working with our customers to deliver innovative and best-in-class enterprise solutions. We are currently enabling and supporting hundreds of enterprise customers who market and sell M2M solutions in over 50 vertical markets.”

Q2 and Year-to-date Financial Highlights:

•
The Company posted a record 116,000 net subscriptions, as compared to 42,000 net subscriptions added in the second quarter of 2011; and a record 199,000 net subscriptions for the first half of the year compared to 95,000 net subscriptions recorded during the same period last year.

•	Subscription-based recurring revenue growth reached 16% in the first half of the year and 5.4% in sequential growth from the first quarter of this year, an annualized rate of 21.6%.
•	Consolidated gross margin for the three months ended June 30, 2012 was 44.3% compared to 43.8% in the second quarter in 2011, an improvement due to revenue mix and contribution margin.
•	Operating expenses for Q2, excluding non-cash compensation expense, decreased as a percent of total revenue the quarter and first six months of the year.
•
GAAP net earnings for the three months ended June 30, 2012 were $698,000 compared to $340,000 reported in the second quarter of last year, an improvement of 105%. GAAP net earnings for the first six months of the year improved 79% over last year’s comparative results.

•	At the end of the quarter, Numerex reported cash and restricted cash of $9.0 million and long-term debt of $3.9 million and recorded an improvement in working capital in a year over year comparison.

Q2 Operational Highlights Include:
•	Implemented Numerex on-demand interactive service platform with its state-of-the-art network and device management infrastructure, adding capacity and capabilities.
•	Completed the development of the Numerex next-generation device management and customer portal 3.0 that improves the Company’s device management capabilities.
•
Completed the development of our suite of network services to enable wireless connectivity across disparate wireless networks and technologies. The Company offers managed, cloud-based M2M solutions, which integrate a variety of cellular, satellite and other wireless options together with voice services, automated activation and provisioning, fraud detection and policy management.

•
Developed a complete solution for remote cellular monitoring of MicroMed Cardiovascular’s HeartAssist5® System.  Numerex led the innovation and development of the new wireless monitoring connectivity and software application to improve the real-time connectivity to the devices.

•
Recognized as a technology enabler on the Gold Value Chain Award-winning team with MicroMed. Connected World magazine sponsored the annual Value Chain Awards to honor the most successful corporate adopters of M2M technology and connected devices, along with their solution providers.

•	Announced the collaboration with Transatel, a leading European Mobile Virtual Network Enabler and M2M Connectivity Enabler, to deliver a unique set of M2M product and service capabilities in Europe.

Mr. Nicolaides adds, “The investment made in our infrastructure and technology that produced a unique interactive on-demand M2M service that has enabled a wide variety of enterprise customers that continue to increase their use of our solutions and services. We expect that growth in our subscription base and related recurring revenues will continue at a solid pace throughout the year. As a result, we affirm our guidance range of 25 to 30 percent for growth in our subscription base, which is currently growing at 29 percent; and affirm our 18 to 23 percent growth guidance for subscription-based recurring revenues, which is currently growing at 16 percent year-over-year and 5.4 percent sequentially from the first quarter of this year, an annualized pace of 21 percent.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 838-2054 or, if outside the U.S. and Canada, (904) 520-5766 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.  You can also listen to a replay of the call by dialing (888) 284-7564 or (904) 596-3174 if outside the U.S. and Canada and entering code number 2921591.

About Numerex
Numerex Corp (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) technology and service, offered on a subscription basis, used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). In addition, business services are offered to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring subscription revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Q2 2012 v Q2 2011		Six Months Ended		YTD 2012 v 2011
	06/30/12	06/30/11	Change	% Change	06/30/12	06/30/11	Change	% Change
Net revenues:
Recurring revenue and support	$10,664	$9,461	$1,203	13%	$20,807	$18,472	$2,335	13%
Embedded devices & hardware	5,692	4,912	780	16%	10,081	9,670	411	4%
Total net revenues:	16,356	14,373	1,983	14%	30,888	28,142	2,746	10%

Cost of recurring revenue and support	4,470	3,930	540	14%	8,600	7,642	958	13%
Cost of embedded devices & hardware	4,641	4,143	498	12%	8,259	8,114	145	2%
Gross Profit	7,245	6,300	945	15%	14,029	12,386	1,643	13%
	44.3%	43.8%			45.4%	44.0%
General, administrative and legal expenses	2,491	2,272	219	10%	5,134	4,484	650	14%
Sales and marketing expenses	2,396	2,326	70	3%	4,468	4,560	(92)	-2%
Engineering and development expenses	803	574	229	40%	1,654	1,169	485	41%
Depreciation and amortization	778	766	12	2%	1,593	1,541	52	3%
Operating earnings	777	362	415	114%	1,180	632	548	87%
Interest expense	(69)	(21)	(48)	229%	(146)	(47)	(99)	211%
Other income (expense)	(3)	15	(18)	-120%	(5)	15	(20)	-133%
Earnings before tax	705	356	349	98%	1,029	600	429	72%
Provision for income tax	7	16	13	-56%	11	30	2	63%
Net earnings	$698	$340	$336	105%	$1,018	$570	$427	79%

Basic earnings per common share	$0.05	$0.02			$0.07	$0.04
Diluted earnings per common share	$0.04	$0.02			$0.06	$0.04

Number of shares used in per share calculation
Basic	15,419	15,053			15,304	15,019
Diluted	15,913	15,844			15,892	15,767

NUMEREX CORP.
Consolidated Balance Sheets
(In thousands)
	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,789	$9,547
Restricted cash	221	221
Accounts receivable, less allowance for doubtful accounts of $342 at June 30, 2012 and $236 at December 31, 2011:
	8,119	6,846
Note receivable	223	165
Inventory net of provision of $614 at June 30, 2012 and $578 at December 31, 2011	6,880	7,057
Prepaid expenses and other current assets	1,269	957
TOTAL CURRENT ASSETS	25,501	24,793

Property and equipment, net	1,343	1,252
Goodwill, net	23,787	23,787
Other intangibles, net	4,470	4,901
Software, net	3,814	3,388
Other assets - long term	3,407	3,307
TOTAL ASSETS	$62,322	$61,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	6,735	8,239
Other current liabilities	1,228	1,392
Note payable	2,200	1,200
Deferred revenues	1,761	1,317
Obligations under capital leases	-	237
TOTAL CURRENT LIABILITIES	11,924	12,385

LONG TERM LIABILITIES
Note payable - long term	3,900	4,500
Other long term liabilities	326	346
TOTAL LONG TERM LIABILITIES	4,226	4,846
COMMITMENTS AND CONTIGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000; none issued	-	-
Class A common stock - no par value, authorized 30,000, issued 17,041 shares at June 30, 2012 and 16,691 shares at December 31, 2011;
outstanding 15,493 shares at June 30, 2012 and 15,143 shares
at December 31, 2011	-	-
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	67,587	66,634
Treasury stock, at cost, 1,548 shares on June 30, 2012 and December 31, 2011	(8,136)	(8,136)
Accumulated other comprehensive loss	(10)	(13)
Accumulated deficit	(13,269)	(14,288)
TOTAL SHAREHOLDERS' EQUITY	46,172	44,197
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$62,322	$61,428

Reconciliation of Non-GAAP net income

The following table reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings before non-cash items as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$698	$340	$1,018	$570
Non-cash compensation	326	237	747	437
Depreciation and amortization	778	766	1,593	1,541
Net income before non-cash items	$1,802	$1,343	$3,358	$2,548

Basic non-GAAP earnings per common share	$0.12	$0.09	$0.22	$0.17
 Diluted non-GAAP earnings per common share                                                                                                                                 $                               0.11        $                               0.08        $                                0.21  $                               0.16

     Basic                                                                                                                     15,419                                     15,053                                     15,304                                    15,019
     Diluted                                                                                                                                                                                                                                    15,913                                     15,844                                     15,892                                    15,767

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